UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2023

BROWN-FORMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-00123	61-0143150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2023, Brown-Forman Corporation (the “Company”) entered into a Second Amended and Restated Five-Year Credit Agreement dated as of such date (the “Credit Agreement”) with the lenders party thereto and U.S. Bank National Association, as Administrative Agent. Bank of America, N.A., Barclays Bank PLC, Citibank N.A. and JPMorgan Chase Bank, N.A., acted as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and U.S. Bank National Association, BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, in connection with the Credit Agreement. The Credit Agreement amends and restates in its entirety the Company’s existing amended and restated five-year credit agreement dated as of November 10, 2017, as amended, among the Company, certain lenders party thereto and U.S. Bank National Association, as Administrative Agent for such lenders (the “Existing Credit Agreement”). Pursuant to the Existing Credit Agreement, the lenders thereunder had committed to make an aggregate of up to $800,000,000 of unsecured loans available to the Company on a revolving basis on the terms and conditions thereof and such commitments were set to expire in November 2024.

Pursuant to the Credit Agreement, the lenders thereunder have committed to make an aggregate of up to $900,000,000 of unsecured loans available to the Company (and any of its subsidiaries that may elect to join the Company as a borrower thereunder) on a revolving basis on the terms and conditions thereof. The commitments of the lenders thereunder are scheduled to expire on May 26, 2028, the five-year anniversary of the Credit Agreement, and any outstanding loans thereunder shall mature on such date. The Company, at its option, may extend the initial maturity date twice, each for an additional one-year period, upon the satisfaction of certain conditions. In addition, the Company, at its option, may request that such lenders (and other lenders) provide additional commitments for an aggregate additional amount of up to $650,000,000 without the consent of any lenders not participating in such increase, subject to certain customary conditions. At the Company’s election, funds may be borrowed in U.S. dollars, Euro, Sterling, Australian dollars or other foreign currencies that are freely transferable and convertible into U.S. dollars.

Borrowings under the Credit Agreement will bear interest at a per annum rate determined by reference to the currency for such borrowing: (a) for borrowings denominated in U.S. dollars, Euro or Australian dollars for any requested interest period (of one, three or six months), the sum of (i) the Term Benchmark for such currency for such interest period (for (A) U.S. dollars, a Term SOFR screen rate (adjusted by 0.10%), (B) Euro, an EUROBOR screen rate (adjusted by the applicable statutory reserve rate) and (C) Australian dollars, an AUD screen rate (adjusted by the applicable statutory reserve rate)), plus (ii) an applicable rate determined by reference to the ratings of the Company’s senior, unsecured, long-term indebtedness (ranging from 0.575% to 1.00%), or (b) for borrowings denominated in Sterling for any day, the sum of (i) the Sterling overnight interest average rate for such day, plus, (ii) such applicable rate. A borrower may also elect that interest on a borrowing in U.S. dollars instead accrue for each day at a per annum alternate base rate for such day equal to the highest of (a) zero percent, (b) the prime rate announced from time to time by U.S. Bank National Association, (c) the sum of the New York Federal Reserve Bank’s federal funds effective rate plus 0.50% and (d) the sum of the Term SOFR screen rate (adjusted by 0.10%, but without giving effect to the applicable rate) for a one-month interest period plus 1.00%. The Credit Agreement contains conditions to funding, representations and warranties, affirmative covenants and negative covenants that are customary for these types of facilities. The Credit Agreement does not contain any financial covenants. The Credit Agreement also provides for certain events of default customary for such financings, including failure to observe covenants under the Credit Agreement, an event of material default under certain material indebtedness and certain bankruptcy events. The occurrence of any event of default under the Credit Agreement will limit the ability of the Company to borrow any loans and could result in the outstanding borrowings thereunder becoming due and immediately payable.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. Capitalized terms used in this Item 1.01 but not defined herein shall have the respective meanings set forth in the Credit Agreement.

The lenders under the Credit Agreement and their respective affiliates have provided and, in the future, may continue to provide investment banking, commercial banking and other financial services to the Company in the ordinary course of business for which they have received and are expected to receive customary compensation.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Five-Year Credit Agreement, dated as of May 26, 2023, among Brown-Forman Corporation, any borrowing subsidiaries as may become a party thereto, certain lenders party thereto and U.S. Bank National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION

By:	/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Vice President, Associate General Counsel – Regional and Corporate Secretary

Dated: May 30, 2023

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